Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Reports 2004 Fourth Quarter Results

DENVER—October 24, 2005—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) on October 21 reported net income for the three months ended December 31, 2004 of $6.7 million, or $0.62 per diluted share, compared to a restated net loss of $12.6 million, or $1.21 per diluted share, for the fourth quarter of 2003.  For the year ended December 31, 2004, MarkWest Hydrocarbon reported a net loss of $0.9 million, or $0.08 per diluted share, compared to a restated net loss of $11.0 million, or $1.07 per diluted share, for the year ended December 31, 2003.

The Company reported income from continuing operations of $6.7 million, or $0.62 per diluted share, for the three months ended December 30, 2004, compared to a restated loss from continuing operations of $6.6 million, or $0.63 per diluted share, for the fourth quarter of 2003.  For the year ended December 31, 2004, the Company reported a net loss from continuing operations of $0.9 million, or $0.08 per diluted share, compared to a restated net loss from continuing operations of $22.4 million, or $2.17 per diluted share, for the corresponding year 2003.

The improved results for the fourth quarter of 2004, as compared to the corresponding quarter of 2003, was attributed to the impact of better NGL product margins, the non-recurrence of approximately $5.2 million of crude oil hedging losses and higher NGL product sales volumes.

The reduction in net loss from continuing operations for the calendar year 2004 as compared to the corresponding period of 2003 was also attributed to the factors impacting the fourth quarter comparisons.  Approximately $15.9 million of the change was attributable to a reduction in the Company’s crude oil hedging losses.  The remainder of the change was primarily due to better NGL product margins and due to acquisitions made by the Company’s subsidiary, MarkWest Energy Partners, L.P., late in 2003 and in the third quarter of 2004.

Finally, in September 2004, the Company entered into several new and amended agreements with one of the largest Appalachia producers, which allow the Company to significantly reduce its exposure to commodity price risk for approximately 25% of its keep-whole gas volumes.

In February 2005, the Company paid a dividend for the quarter ended December 30, 2004 of $0.075 per share of its common stock held by the common stockholders.  This represented a $0.025 per share increase over the previous quarter’s dividend.  The indicated annual rate is $0.30 per share.

“It has been a very challenging year for us from a financial reporting perspective,” said Frank Semple, President and CEO.  “However, we are pleased to report results for the fourth quarter and full year 2004. Our improved performance was primarily a result of increased NGL product sales and margins as well as the continued growth of MarkWest Energy Partners, L.P.  Completing the financial reports and improving our accounting capabilities and processes have been key priorities, however, we have also been very focused on the continued growth of MarkWest energy partners and optimization of our processing agreements in Appalachia. I am very pleased with the increased equity income from our ownership of MarkWest Energy common units and GP interest.  MarkWest Energy Partners continues to identify and execute on growth opportunities, which have impacted the 2004 results, and we believe will continue for the foreseeable future.  The East Texas Carthage processing plant is on schedule for start-up in January 2006 and a number of internal growth projects in the Southwest business unit are being developed.  Both the Appleby and Western Oklahoma assets continue to grow as high quality drilling opportunities behind these systems are exploited by our producer customers.  We are also excited about MarkWest Energy Partners recently announced acquisition of the Javelina facilities in Corpus Christi, Texas, which is anticipated to close November 1, 2005 and we anticipate will add significant earnings in 2006 and well into the future.  MarkWest Energy Partners will be a key part of our future growth and we are very pleased with their current performance and future opportunities.”

The Company will host a conference call on Tuesday, October 25, 2005, at 2:00 P.M. MDT to review their fourth quarter 2004 earnings.  Interested parties can participate in the call by dialing the following number approximately ten minutes prior to the scheduled start time:     1-800-257-2182.  A replay of the call will be available through November 1, 2005 by dialing     1-800-405-2236 and entering the following passcode: 11043136#.  To access the webcast, please visit our website at www.markwest.com.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, as filed with the SEC.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(in thousands of dollars except per share amounts)

	Three Months Ended December 31, 2004	Three Months Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2003
		(as restated)		(as restated)
Statement of Operations Data
Revenues	$155,878	$61,077	$460,113	$209,268

Operating expenses:
Purchased product costs	115,301	52,663	363,261	187,544
Facility expenses	8,121	6,207	28,580	20,957
Selling, general and administrative expenses	10,495	5,768	28,132	15,865
Depreciation, amortization, accretion and impairments	7,504	4,811	20,680	10,982
Total operating expenses	141,421	69,449	440,653	235,348

Income (loss) from operations	14,457	(8,372)	19,460	(26,080)

Other income (expense):
Interest expense, net	(3,480)	(1,335)	(8,736)	(4,241)
Amortization of deferred financing costs	(1,547)	(834)	(5,281)	(2,104)
Dividend income	90	—	259	—
Miscellaneous income (expenses)	241	(52)	788	(92)

Income (loss) from continuing operations before income taxes	9,761	(10,593)	6,490	(32,517)

Provision (benefit) for income taxes	(511)	(3,830)	78	(13,085)

Non-controlling interest in net income of consolidated subsidiary	(3,556)	200	(7,315)	(2,988)

Income (loss) from continuing operations	6,716	(6,563)	(903)	(22,420)

Income (loss) from discontinued exploration and production operations, net of tax	—	(6,025)	—	11,443

Income (loss) before cumulative effect of accounting change	6,716	(12,588)	(903)	(10,977)

Cumulative effect of accounting change, net of tax	—	—	—	(29)

Net income (loss)	$6,716	$(12,588)	$(903)	$(11,006)

Income (loss) from continuing operations per share:
Basic	$0.62	$(0.63)	$(0.08)	$(2.17)
Diluted	$0.62	$(0.63)	$(0.08)	$(2.17)
Net income (loss) per share:
Basic	$0.62	$(1.21)	$(0.08)	$(1.07)
Diluted	$0.62	$(1.21)	$(0.08)	$(1.07)
Weighted average number of outstanding shares of common stock:
Basic	10,750	10,399	10,686	10,328
Diluted	10,825	10,419	10,740	10,347

MarkWest Hydrocarbon, Inc.

Income (Loss) from Operations

(in thousands of dollars)

	MarkWest Hydrocarbon Stand-alone	MarkWest Energy Partners, L.P.	Eliminating Entries	Total
Three Months Ended December 31, 2004
Revenues	$77,619	$93,988	$(15,729)	$155,878

Operating expenses:
Purchased product costs	61,915	62,594	(9,208)	115,301
Facility expenses	5,844	8,798	(6,521)	8,121
Selling, general and administrative expenses	3,708	6,787	—	10,495
Depreciation, amortization, accretion, and impairments	299	7,205	—	7,504
Total operating expenses	71,766	85,384	(15,729)	141,421

Income from operations	$5,853	$8,604	$—	$14,457

Three Months Ended December 31, 2003 (as restated)
Revenues	$36,361	$38,689	$(13,973)	$61,077

Operating expenses:
Purchased product costs	34,544	25,507	(7,388)	52,663
Facility expenses	7,229	5,563	(6,585)	6,207
Selling, general and administrative expenses	2,392	3,376	—	5,768
Depreciation and Impairments	1,346	3,465	—	4,811
Total operating expenses	45,511	37,911	(13,973)	69,449

Income (loss) from operations	$(9,150)	$778	$—	$(8,372)

Year Ended December 31, 2004
Revenues	$218,337	$301,314	$(59,538)	$460,113

Operating expenses:
Purchased product costs	185,951	211,534	(34,224)	363,261
Facility expenses	23,983	29,911	(25,314)	28,580
Selling general and administrative expenses	11,999	16,133	—	28,132
Depreciation, amortization, accretion and impairments	1,341	19,339	—	20,680
Total operating expenses	223,274	276,917	(59,538)	440,653

Income (loss) from operations	$(4,937)	$24,397	$—	$19,460

Year Ended December 31, 2003 (as restated)
Revenues	$142,569	$117,430	$(50,731)	$209,268

Operating expenses:
Purchased product costs	142,633	70,832	(25,921)	187,544
Facility expenses	25,304	20,463	(24,810)	20,957
Selling general and administrative expenses	7,267	8,598	—	15,865
Depreciation, amortization, accretion and impairments	2,286	8,696	—	10,982
Total operating expenses	177,491	108,588	(50,731)	235,348

Income (loss) from operations	$(34,921)	$8,841	$—	$(26,080)

MarkWest Hydrocarbon, Inc.

Financial Statistics

(in thousands)

	Hydrocarbon Stand-alone	MarkWest Energy	Eliminating Entries	Total
	(in thousands)
Year Ended December 31, 2004
Cash, cash equivalents and restricted cash	$3,581	$24,263	$—	$27,844
Marketable securities	14,815	—	—	14,815
Current assets	58,016	72,959	—	130,975
Current liabilities	14,656	62,412	—	77,068
Total assets	64,152	529,422	—	593,574
Total debt	—	225,000	—	225,000

Year Ended December 31, 2003, (as restated)
Cash, cash equivalents and restricted cash	$33,391	$8,753	$—	$42,144
Current assets	63,498	23,581	—	87,079
Current liabilities	21,208	21,124	—	42,332
Total assets	67,624	212,871	—	280,495
Total debt	—	126,200	—	126,200

MarkWest Hydrocarbon, Inc.

Financial and Operating Statistics

	Three Months Ended December 31,				Year Ended December 31,
	2004	2003	% Change		2004	2003	% Change

Operating Data
Marketing
NGL product sales (gallons) (1)	47,900,000	51,300,000	(6.6	) %	178,000,000	177,000,000	0.6%
Wholesale(2)
NGL product sales (gallons)	26,338,000	NA	NA		42,154,000	NA	NA
MarkWest Energy Partners
Southwest:
Gathering system throughput (Mcf/d):
East Texas System(3)	267,700	NA	NA		259,300	NA	NA
Foss Lake (OK)(4)	61,500	57,000	8%		60,900	57,000	7%
Appleby(5)	29,600	22,300	33%		27,100	23,800	(4	) %
Other gathering systems(5)	16,600	18,100	(8	) %	17,000	20,500	(16	) %
Lateral pipeline throughput volumes (6) (Mcf/d)	67,100	28,300	137%		75,500	32,100	91%
NGL product sales (gallons):
Arapaho (OK)(7)	16,587,000	2,910,000	NA		45,273,000	2,910,000	NM
East Texas System(4)	29,210,000	NA	NA		41,478,000	NA	NA
Appalachia:
Natural gas processed (8) (Mcf/d)	208,000	213,000	(2	) %	203,000	202,000	0.5%
NGLs fractionated (gal/day)	478,000	483,000	(1	) %	475,000	458,000	4%
NGLs product sales (gallons)	9,467,000	11,335,000	(16	) %	42,105,000	40,305,000	5%
Michigan:
Natural gas processed for a fee (Mcf/d)	10,800	13,000	(17	) %	12,300	15,000	(18)%
NGL product sales (gallons)	2,261,000	2,600,000	(13	) %	9,818,000	11,800,000	(17)%
Crude oil transported (9) (barrels/day)	14,400	15,100	NA		14,700	15,100	NA

Footnotes:

NA – Not applicable

(1)	Represents sales at the Siloam fractionator.
(2)	Represents sales from our wholesale business. Volumes are for the period of time since the Company started the line of business in February 2004.
(3)	MarkWest Energy Partners acquired its East Texas System in late July 2004.
(4)	MarkWest Energy Partners acquired its Foss Lake (OK) gathering system in December 2003.
(5)	MarkWest Energy Partners acquired its Pinnacle gathering systems in late March 2003.
(6)

Includes volumes from MarkWest Energy Partners’ Power Tex Lateral pipeline (a/k/a the Lubbock Pipeline), which was acquired in September 2003, and our Hobbs Lateral pipeline, which was acquired in April 2004. The Power-Tex and Hobbs Lateral pipelines are the only laterals the Partnership owns that produce revenue on a per-unit-of-throughput basis. MarkWest Energy Partners receives a flat fee from the other lateral pipelines it owned during the first quarter of 2004 and, therefore, the throughput data from these lateral pipelines is excluded from this statistic.

(7)	MarkWest Energy Partners acquired its Arapaho (OK) processing plant in December 2003.
(8)	Includes throughput from the Partnership’s Kenova, Cobb and Boldman processing plants.
(9)	MarkWest Energy Partners acquired its Michigan Crude Pipeline in December 2003.